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                                                                      Exhibit 10


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 333-10805) pertaining to Lincoln Life & Annuity Variable Annuity Account L, and to the use therein of our reports dated
(a) March 24, 2006, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2006, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account L.

                                                     /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 10, 2006